EXHIBIT 5

Suite 2800 1100 Peachtree St. Atlanta GA 30309-4530 t 404 815 6500 f 404 815 6555 www.KilpatrickStockton.com

July 16, 2009	direct dial 404 815 6270
direct fax 404 541 3400
JStevens@KilpatrickStockton.com
Fidelity Southern Corporation
3490 Piedmont Road, Suite 1550
Atlanta GA 30305
Re:	Form S-3 Registration Statement for Direct Stock Purchase and Dividend Reinvestment Plan
Gentlemen:
     We have acted as counsel for Fidelity Southern Corporation, a Georgia corporation (the “Company”), in the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) relating to the Company’s Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”), and the proposed offer and sale of up to 2,000,0000 shares of the Company’s common stock, without par value (the “Shares”) pursuant thereto.
     In connection with the preparation of the Registration Statement, we have examined originals or copies of such corporate records, documents, and other instruments relating to the authorization and issuance of the Shares as we have deemed relevant under the circumstances. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.
     Based upon and subject to the foregoing, it is our opinion that the offer and sale of the Shares pursuant to the Plan have been duly authorized by the Board of Directors of the Company, and such Shares, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid, and non-assessable.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

KILPATRICK STOCKTON LLP

By:	/s/ James W. Stevens

James W. Stevens, Partner
ATLANTA AUGUSTA CHARLOTTE LONDON NEW YORK RALEIGH STOCKHOLM WASHINGTON WINSTON-SALEM